Exhibit 10.3

ASSEMBLY BIOSCIENCES, INC.

2017 INDUCEMENT AWARD PLAN

RESTRICTED STOCK UNIT AWARD NOTICE

Grant Number

You have been granted Restricted Stock Units (“RSUs”) of Assembly Biosciences, Inc. (the “Company”), as follows:

Effective Date:	[ ], 2017

Vesting Commencement Date:	[ ], 2017

Total Number of RSUs Granted:	[ ]

Term/Expiration Date:	[ ]

Vesting Schedule:	[One-third to vest on the first anniversary of the Vesting Commencement Date; Remainder to vest in equal installments on the second and third anniversary of the Vesting Commencement Date.]

Payment Date:	The Company shall deliver, to the Grantee named below, one Share (as defined in the Plan) in respect of each vested RSU. Delivery shall be made as soon as practicable following the vesting date and in no event later than 30 days following the applicable vesting date.

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Assembly Biosciences, Inc. 2017 Inducement Award Plan (the “Plan”) and the Restricted Stock Unit Agreement, all of which are attached and made a part of this document.

Dated:

GRANTEE:	ASSEMBLY BIOSCIENCES, INC.

By:
[ ]
Name:

Title:

ASSEMBLY BIOSCIENCES, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE 2017 INDUCEMENT AWARD PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) is made and entered into by and between Assembly Biosciences, Inc. (the “Company”) and the individual named in the Restricted Stock Unit Award Notice (the “Grantee”) under the Company’s 2017 Inducement Award Plan (the “Plan”). The Award Notice also establishes the Effective Date of the Award, the number of Restricted Stock Units awarded, vesting conditions, and the Payment Date of the Award.

WHEREAS, the Grantee is expected to become an employee of the Company;

WHEREAS, the Company considers it desirable and in the best interests of the Company that the Grantee be given an opportunity to acquire a proprietary interest in the Company as an incentive to advance the interests of the Company and to perform future services that will contribute materially to the successful operation of the Company; and

WHEREAS, the Award granted hereby is a material inducement for the Grantee to enter into employment with the Company and to promote the success of the Company’s business; and

WHEREAS, the Company, acting through the Board of Directors of the Company (the “Board”) or (ii) the Committee appointed by the Board under the Plan (the “Committee”), desires to grant the Grantee a Restricted Stock Unit Award measured in shares of common stock of the Company (the “Common Stock”), in accordance with the Plan. Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them under the Plan.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

1.         Grant of Restricted Stock Unit Award. The Company awards the Grantee Restricted Stock Units in a number that is specified in the Award Notice provided to the Grantee. The Award is subject to the vesting, payment and other provisions of this Award Agreement, the Award Notice and the Plan. Each Restricted Stock Unit represents one (1) Share of Common Stock of the Company. The Company will account for the Restricted Stock Units in a bookkeeping account on the Grantee’s behalf until they become payable or are forfeited. The number of Restricted Stock Units shall be adjusted if the Common Stock is split, combined, if stock dividends are paid on Common Stock, or upon a similar event in the same manner that the Common Stock is adjusted.

2.         Dividend Equivalents. For each Restricted Stock Unit that is granted and credited to the Grantee’s account, the Grantee’s account will also be credited with a Dividend Equivalent Rights in an amount equal to any cash dividends paid by the Company upon one Share of Common Stock after the Effective Date and before the Payment Date (as provided in the Award Notice) for the Restricted Stock Unit, subject to the vesting and other provisions of this Award Agreement and the Award Notice.

3.          Vesting. The Restricted Stock Units (and Dividend Equivalent Rights associated with the Restricted Stock Units) shall be unvested and shall be subject to the restrictions set forth in this Award Agreement and the Award Notice. Unless sooner forfeited in accordance with Section 5, the Restricted Stock Units and Dividend Equivalent Rights associated with the Restricted Stock Unit shall be vested for a Grantee as set forth in the Grantee’s Award Notice.

4.          Settlement of Vested Restricted Stock Units and Restricted Dividend Equivalents. If any of the Restricted Stock Units vest on a Vesting Date, the Company shall settle such Restricted Stock Units (the “Vested Restricted Stock Units”) and Dividend Equivalent Rights attributable to such Vested Restricted Stock Units (“Vested Dividend Equivalents”) on the Payment Date established in the Award Notice (the “Payment Date”) by delivering to the Grantee (a) a certificate for shares of Common Stock of the Company and (b) cash, determined as follows:

(a)	Number of Shares of Common Stock. The Company will determine the value as of the Payment Date of the Vested Restricted Stock Units and the Vested Dividend Equivalent Rights (together, the “Total Amount”). For this purpose, the Vested Dividend Equivalents shall be valued at their original value and shall not be increased or decreased by an interest or earnings factor. The Total Amount will be reduced by any tax withholding that is not paid by the Grantee under the procedure in Section 6 below (the amount after the reduction is the “Net Amount”). The Net Amount will be divided by the value of one (1) Common Share of the Company as of the Vesting Date, and the resulting whole number (without remainder) shall be the number of shares of Common Stock that will be delivered to the Grantee, and

(b)	Cash. The remainder resulting from the division in (a) above to determine the number of shares of Common Stock will be the dollar amount of the cash payable to the Grantee, and such amount shall be paid to the Grantee by check.

The Vested Restricted Stock Units and Vested Dividend Equivalents will be settled by the Company within thirty (30) days of the Payment Date.

5.          Forfeiture of Restricted Stock Units (and Dividend Equivalent Rights Attributable to Restricted Stock Units). In the event of Termination of Employment of the Grantee from the Company for any reason (including Disability), any Restricted Stock Units and Dividend Equivalent Rights attributable to such Restricted Stock Units that were not already vested on the termination of Employment shall be forfeited on that date.

6.          Certain Tax Matters. The Grantee acknowledges that the Grantee understands the federal, state and local income, employment and foreign (if applicable) tax consequences of the Restricted Stock Unit Award, and the issuance, vesting and forfeiture provisions relating to the Restricted Stock Unit Award.

The Grantee understands that, at the time that the Grantee realizes any compensation income in respect of the Restricted Stock Unit Award, the Company will be required to withhold federal, state and local income and employment taxes on the full amount of the compensation income realized by the Grantee, and if the Grantee is located outside of the United States, the Company may be required to withhold to meet tax, employment, or other obligations imposed by the tax jurisdiction that may be applicable to the Grantee. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of such compensation income shall be determined by the Board (or the Committee) in its reasonable discretion. It is understood that although the Company may pay withheld amounts for the taxing jurisdiction that may be credited to the Grantee against taxes due by the Grantee, the Grantee is responsible for payment of all taxes due as a result of compensation arising under this Award Agreement.

The Board (or the Committee) may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of taxes by the Company on compensation income the Grantee realizes. The Company shall accept payment by the Grantee of an amount in cash for all or part of the withholding obligation of the Company on the compensation income, so that the payment(s) to the Grantee under this Award Agreement are not reduced for tax withholding to the extent of the payment. Such payment by the Grantee must be made to the Company by the time that the Company is required to pay the withholding to the taxing authority, but in any event not later than thirty (30) days from the Payment Date. If the Grantee does not make a payment for the full withholding obligation, the Company shall withhold part of the payment due for redemption of the Vested Restricted Stock Units and Vested Dividend Equivalent Rights in the amount needed by the Company to meet its withholding obligations, with the result that the payment amount for the Vested Restricted Stock Units and Vested Dividend Equivalent Rights will be reduced as provided in Section 4(a) above by the amount needed to meet the Company’s withholding obligations.

7.          Rights Prior to Vesting. The Restricted Stock Units and Dividend Equivalent Rights represent a right to payment from the Company if the conditions of this Award Agreement are met and do not give the Grantee ownership of any Common Stock prior to delivery as provided in Section 4. No assets have been set aside by the Company or otherwise to pay the amounts promised by this Award Agreement, the right to payment is unsecured, and the Grantee is a general creditor of the Company for payment under this Award Agreement.

8.          Investment Representation. The Grantee represents and warrants to the Company that the Grantee has read this Award Agreement carefully, and to the extent believed necessary, has discussed this Award Agreement and its impact and limitations upon the Grantee with counsel.

9.          Transferability. The right to payment under this Award Agreement may not be sold, exchanged, transferred, pledged, hypothecated, encumbered or otherwise disposed of except as provided in the Plan. The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations under this Award Agreement.

10.        Binding Effect. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11.        Gender and Number. All terms used in this Award Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

12.        Terms and Conditions of Plan. The terms and conditions included in the Plan and the Award Notice are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Award Agreement and any term or provision of the Plan as in effect from time to time, such term or provision of the Plan shall control.

13.        Certain Remedies. Without intending to limit the remedies available to the Company, the Grantee agrees that damages at law will be an insufficient remedy in the event the Grantee violates the terms of this Award Agreement. The Grantee agrees that the Company may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of the provisions hereof.

14.          Waiver. The waiver by either party of compliance with any provision of this Award Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.

15.         No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Award Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

17.        Entire Agreement. This Award Agreement (including the Award Notice, and the Plan which is incorporated herein by reference and all additional riders incorporated herein) sets forth all of the promises, agreements, conditions and understandings between the parties hereto with respect to the Award, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Restricted Stock Unit Award other than as set forth therein or herein. This Award Agreement supersedes and replaces any and all prior agreements between the parties hereto with respect to Restricted Stock Units and Dividend Equivalent Rights. This Award Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to Restricted Stock Units and Dividend Equivalent Rights. No modification, amendment or waiver of any of the provisions of this Award Agreement shall be effective unless approved in writing by both parties.

18.        Invalid or Unenforceable Provision. The invalidity or unenforceability of any particular provision of this Award Agreement shall not affect the other provisions hereof, and this Award Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

19.        Governing Law. This Award Agreement shall be construed and enforced in accordance with the laws of Delaware, without giving effect to principles of conflicts of laws.

20.         Miscellaneous.

(a)          Neither the granting or vesting of the Restricted Stock Units and Dividend Equivalent Rights nor any other provision of this Award Agreement shall be construed as conferring upon the Grantee any right to continue in the employment of the Company, or as interfering with or restricting in any way the right of the Company to terminate such employment at any time.

(b)          The Company, the Board (or the Committee) and any employees or agents thereof are relieved from any liability for the non-issuance or non-transfer, or any delay in the issuance or transfer, of any Common Stock which results from the inability of the Company to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction all requisite authority to issue or transfer the Common Stock in satisfaction of this Award Agreement if counsel for the Company deems such authorization necessary for the lawful issuance or transfer of any of the Common Stock.

(c)           No Common Stock shall be sold or otherwise disposed of in violation of any federal or state securities law or regulations.

(d)          All decisions of the Board (or the Committee) with respect to the interpretation, construction and application of the Plan and/or this Award Agreement shall be conclusive and binding upon the Grantee and all other persons.

(e)          This Award Agreement has been drafted with the intent that payments (and the right to payments) under it comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder applicable to nonqualified deferred compensation. This Award Agreement shall be interpreted in a manner consistent with such intent.